Exhibit 23.3


                      [Clifton Gunderson L.L.C. Letterhead]



                         INDEPENDENT AUDITORS' CONSENT





Board of Directors
Minnesota Corn Processors and Consolidated Entities



We consent to the use in this Registration Statement of Minnesota Corn Processors, LLC on Form S-4 of our report dated April 30, 1999 relating to the consolidated financial statements of Minnesota Corn Processors and Consolidated Entities, appearing as part of this Registration Statement, and to the reference to us under the headings "Summary of Financial Information", "Selected Financial Data", and "Experts" in such Registration Statement.



/s/ CLIFTON GUNDERSON L.L.C.



Marshfield, Wisconsin
October 13, 1999